Exhibit 99.1

VINCE HOLDING CORP. REPORTS THIRD QUARTER 2022 RESULTS

NEW YORK, New York – December 13, 2022 – Vince Holding Corp. (NYSE: VNCE), a global contemporary retailer led primarily by the Vince Brand (“Vince” or the “Company”), today reported its financial results for the third quarter 2022 ended October 29, 2022.

Highlights for the third quarter ended October 29, 2022:

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Net sales increased 12.7% to $98.6 million as compared to $87.5 million in the same period last year reflecting a 14.4% increase in Vince brand sales and a 2.2% decrease in Rebecca Taylor and Parker sales, combined.
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Loss from operations was $9.4 million compared to income from operations of $3.1 million in the same period last year. Loss from operations for the third quarter 2022 includes $11.1 million of costs associated with the wind down of the Rebecca Taylor business. See Summary of Rebecca Taylor Wind Down Charges table in Exhibit 3.
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Net loss was $5.2 million or $(0.43) per share compared to a net income of $2.2 million or $0.18 per diluted share in the same period last year.

Jack Schwefel, Chief Executive Officer, commented, “Our third quarter performance reflects continued growth from our Vince brand as we saw nice reception across our men’s and women’s assortment particularly as we transitioned into the cooler fall season. In addition, during the quarter, we were very pleased to have celebrated our 20th anniversary with capsule collections that focused on our rich brand heritage that continues to support our growth especially as we navigate the ongoing challenging consumer environment.”

Mr. Schwefel continued, “Like many other retailers, we have taken aggressive actions to reduce our inventory balance to better position us as we move into preparing for our next fiscal year. We believe these actions combined with our previously announced strategic decision to exit the Rebecca Taylor business, as well as our focus on driving further efficiencies and enhanced disciplines across our organization, will position Vince for long-term profitable growth.”

For the Third quarter ended October 29, 2022:

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Total Company net sales increased 12.7% to $98.6 million compared to $87.5 million in the third quarter of fiscal 2021.

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Gross profit was $29.8 million, or 30.2% of net sales, compared to gross profit of $42.1 million, or 48.2% of net sales, in the third quarter of fiscal 2021. The decrease in the gross margin rate was primarily driven by the wind down of the Rebecca Taylor business. The wind down of the Rebecca Taylor business negatively impacted third quarter 2022 gross margin rate by 800 basis points. Also contributing to the decline in gross margin rate was the unfavorable year-over-year adjustments to inventory reserves, and an increase in promotional activity in the direct-to-consumer channel, partially offset by favorable leveraging of distribution and other overhead costs.

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Selling, general, and administrative expenses were $39.2 million, or 39.8% of sales, compared to $39.0 million, or 44.6% of sales, in the third quarter of fiscal 2021. The increase in SG&A dollars was driven by the $4.4 million in expenses related to the wind down of the Rebecca Taylor business, which offset lower rent expense, lower consulting and other third-party costs, as well as lower marketing and incentive compensation expenses during the period.

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Loss from operations was $9.4 million compared to income from operations of $3.1 million in the same period last year. Loss from operations for the third quarter 2022 includes $11.1 million in costs associated with the wind down of the Rebecca Taylor business.

•
Income tax benefit was $6.6 million as a result of an annual non-cash deferred tax expense created by the amortization of indefinite-lived goodwill and intangible assets for tax but not for book purposes, and the impact in the quarter of a change in the Company’s annual estimated effective tax rate thereon.

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Net loss, which includes the impact of charges associated with the wind down of the Rebecca Taylor business, was $5.2 million or $(0.43) per share compared to a net income of $2.2 million or $0.18 per diluted share in the same period last year.

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The Company ended the quarter with 67 company-operated Vince stores and 18 company-operated Rebecca Taylor stores, a net increase of 2 stores since the third quarter of fiscal 2021.

Vince Third Quarter Highlights

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Net sales increased 14.4% to $89.7 million as compared to the third quarter of fiscal 2021.
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Wholesale segment sales increased 29.1% to $55.0 million compared to the third quarter of fiscal 2021.
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Direct-to-consumer segment sales decreased 3.0% to $34.7 million compared to the third quarter of fiscal 2021.
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Income from operations excluding unallocated corporate expenses was $15.0 million compared to income from operations of $18.1 million in the same period last year.

Rebecca Taylor and Parker Third Quarter Highlights

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On September 12, 2022, the Company announced the strategic decision to wind down its Rebecca Taylor business to focus its resources on the Vince brand.
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Net sales decreased 2.2% to $8.9 million as compared to the third quarter of fiscal 2021.
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Loss from operations was $13.2 million compared to a loss from operations of $3.1 million in the same period last year. The third quarter of fiscal 2022 loss from operations includes $11.1 million in costs associated with the wind down of the Rebecca Taylor business.

Net Sales and Operating Results by Segment:

	Three Months Ended
	October 29,	October 30,
(in thousands)	2022	2021(1)
Net Sales:
Vince Wholesale	$55,023	$42,636
Vince Direct-to-consumer	34,651	35,722
Rebecca Taylor and Parker	8,890	9,092
Total net sales	$98,564	$87,450

Income (loss) from operations:
Vince Wholesale	$14,352	$14,394
Vince Direct-to-consumer	696	3,715
Rebecca Taylor and Parker	(13,155)	(3,121)
Subtotal	1,893	14,988
Unallocated corporate(2)	(11,288)	(11,854)
Total (loss) income from operations	$(9,395)	$3,134

(1) Beginning with the fourth quarter of fiscal 2021, the Company changed the allocation methodology for certain corporate operational expenses between the Vince Wholesale and Vince Direct-to-consumer segments. The prior period has been updated to conform to the current allocation methodology. These changes did not impact the Company’s previously reported consolidated financial results.

(2) Unallocated corporate expenses are related to the Vince brand and are comprised of selling, general and administrative expenses attributable to corporate and administrative activities (such as marketing, design, finance, information technology, legal and human resource departments), and other charges that are not directly attributable to the Company’s Vince Wholesale and Vince Direct-to-consumer reportable segments.

Balance Sheet

At the end of the third quarter of fiscal 2022, total borrowings under the Company’s debt agreements totaled $125.5 million and the Company had $26.8 million of excess availability under its revolving credit facility.

Net inventory at the end of the third quarter of fiscal 2022 was $116.4 million compared to $82.0 million at the end of the third quarter of fiscal 2021. The year-over-year increase in inventory was driven primarily by the increase of carry-over pre-fall and fall assortments as well as a higher investment in replenishment products, and higher product costs related to transportation and raw materials inflation.

During the three months ended October 29, 2022, the Company did not make any offerings or sales of shares of common stock under the ATM program. During the nine months ended October 29, 2022, the Company issued and sold 104,980 shares of common stock under the ATM program for aggregate net proceeds of $825 thousand, at an average price of $7.86 per share. Additional shares remain available under the program and proceeds will be used as sources, along with cash from operations, to fund future growth.

2022 Third Quarter Earnings Conference Call

A conference call to discuss the third quarter results will be held today, December 13, 2022, at 8:30 a.m. ET, hosted by Vince Holding Corp. Chief Executive Officer, Jack Schwefel, and Chief Financial Officer, David Stefko. During the conference call, the Company may make comments concerning business and financial developments, trends and other business or financial matters. The Company’s comments, as well as other matters discussed during the conference call, may contain or constitute information that has not been previously disclosed.

Those who wish to participate in the call may do so by dialing (844) 200-6205, conference ID 693149. Any interested party will also have the opportunity to access the call via the Internet at http://investors.vince.com/. To listen to the live call, please go to the website at least 15 minutes early to register and download any necessary audio software. For those who cannot listen to the live broadcast, a recording will be available for 12 months after the date of the event. Recordings may be accessed at http://investors.vince.com.

ABOUT VINCE HOLDING CORP.

Vince Holding Corp. is a global contemporary retailer led primarily by the Vince brand. Vince, established in 2002, is a leading global luxury apparel and accessories brand best known for creating elevated yet understated pieces for every day effortless style. Known for its range of luxury products, Vince offers women’s and men’s ready-to-wear, footwear and accessories through 50 full-price retail stores, 17 outlet stores, and its e-commerce site, vince.com and through its subscription service Vince Unfold, www.vinceunfold.com, as well as through premium wholesale channels globally. Please visit www.vince.com for more information.

Forward-Looking Statements: This document, and any statements incorporated by reference herein, contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements regarding, among other things, our current expectations about the Company’s future results and financial condition, revenues, store openings and closings, margins, expenses and earnings and are indicated by words or phrases such as “may,” “will,” “should,” “believe,” “expect,” “seek,” “anticipate,” “intend,” “estimate,” “plan,” “target,” “project,” “forecast,” “envision” and other similar phrases. Although we believe the assumptions and expectations reflected in these forward-looking statements are reasonable, these assumptions and expectations may not prove to be correct and we may not achieve the results or benefits anticipated. These forward-looking statements are not guarantees of actual results, and our actual results may differ materially from those suggested in the forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, some of which are beyond our control, including, without limitation: our ability to realize the benefits of our strategic initiatives, including our ability to successfully implement and execute our omni-channel and customer strategies; our ability to maintain adequate cash flow from operations or availability under our revolving credit facility to meet our liquidity needs; our ability to expand our product offerings into new product categories, including the ability to find suitable licensing partners; the impact of the novel coronavirus (COVID-19) pandemic on our business, results of operations and liquidity; general economic conditions; the execution and management of our international expansion, including our ability to promote our brand and merchandise outside the U.S. and find suitable partners in certain geographies; our current and future licensing arrangements; our ability to continue having the liquidity necessary to service our debt, meet contractual payment obligations, and fund our operations; further impairment of our goodwill and indefinite-lived intangible assets; the execution and management of our retail store growth plans; our ability to make lease payments when due; our ability to maintain our larger wholesale partners; the loss of certain of our wholesale partners; our ability to successfully implement the wind down of the Rebecca Taylor business; our ability to remediate the identified material weakness in our internal control over financial reporting; our ability to comply with domestic and international laws, regulations and orders; our ability to anticipate and/or react to changes in customer demand and attract new customers, including in connection with making inventory commitments; our ability to remain competitive in the areas of merchandise quality, price, breadth of selection and customer service; our ability to keep a strong brand image; our ability to attract and retain key personnel; our ability to protect our trademarks in the U.S. and internationally; seasonal and quarterly variations in our revenue and income; our ability to mitigate system security risk issues, such as cyber or malware attacks, as well as other major system failures; our ability to optimize our systems, processes and functions; our ability to comply with privacy-related obligations; our ability to ensure the proper operation of the distribution facilities by third-party logistics providers; fluctuations in the price, availability and quality of raw materials; commodity, raw material and other cost increases; the extent of our foreign sourcing; our reliance on independent manufacturers; other tax matters; and other factors as set forth from time to time in our Securities and Exchange Commission filings, including those described under “Item 1A—Risk Factors” in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. We intend these forward-looking statements to speak only as of the time of this release and do not undertake to update or revise them as more information becomes available, except as required by law

Investor Relations Contact :

ICR, Inc.
Caitlin Churchill, 646-277-1274
Caitlin.Churchill@icrinc.com

Vince Holding Corp. and Subsidiaries				Exhibit (1)
Condensed Consolidated Statements of Operations
(Unaudited, amounts in thousands except percentages, share and per share data)

	Three Months Ended		Nine Months Ended
	October 29,	October 30,	October 29,	October 30,
	2022	2021	2022	2021
Net sales	$98,564	$87,450	$266,134	$223,656
Cost of products sold	68,761	45,317	164,324	120,662
Gross profit	29,803	42,133	101,810	102,994
as a % of net sales	30.2%	48.2%	38.3%	46.1%
Impairment of intangible assets	—	—	1,700	—
Impairment of long-lived assets	—	—	866	—
Selling, general and administrative expenses	39,198	38,999	119,128	104,326
as a % of net sales	39.8%	44.6%	44.8%	46.6%
(Loss) income from operations	(9,395)	3,134	(19,884)	(1,332)
as a % of net sales	(9.5)%	3.6%	(7.5)%	(0.6)%
Interest expense, net	2,456	3,037	6,222	6,842
(Loss) income before income taxes	(11,851)	97	(26,106)	(8,174)
(Benefit) provision for income taxes	(6,615)	(2,118)	1,288	1,823
Net (loss) income	$(5,236)	$2,215	$(27,394)	$(9,997)
(Loss) Earnings per share:
Basic (loss) earnings per share	$(0.43)	$0.19	$(2.25)	$(0.84)
Diluted (loss) earnings per share	$(0.43)	$0.18	$(2.25)	$(0.84)
Weighted average shares outstanding:
Basic	12,307,952	11,935,371	12,186,490	11,882,147
Diluted	12,307,952	12,019,429	12,186,490	11,882,147

Vince Holding Corp. and Subsidiaries			Exhibit (2)
Condensed Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	October 29,	January 29,	October 30,
	2022	2022	2021
ASSETS
Current assets:
Cash and cash equivalents	$1,157	$1,056	$1,605
Trade receivables, net	30,083	29,948	32,283
Inventories, net	116,441	78,564	82,040
Prepaid expenses and other current assets	3,994	5,804	5,342
Total current assets	151,675	115,372	121,270
Property and equipment, net	13,286	17,117	18,141
Operating lease right-of-use assets	75,703	92,677	97,357
Intangible assets, net	70,256	75,835	75,999
Goodwill	31,973	31,973	31,973
Assets held for sale	2,890	—	—
Other assets	3,498	4,253	4,162
Total assets	$349,281	$337,227	$348,902

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$68,175	$46,722	$46,676
Accrued salaries and employee benefits	5,444	6,244	7,664
Other accrued expenses	15,009	13,226	15,649
Short-term lease liabilities	21,988	22,700	23,191
Current portion of long-term debt	3,500	2,625	1,750
Total current liabilities	114,116	91,517	94,930
Long-term debt	119,517	88,869	92,883
Long-term lease liabilities	77,215	94,367	98,839
Deferred income tax liability and other liabilities	7,717	6,694	4,544
Stockholders’ equity	30,716	55,780	57,706
Total liabilities and stockholders’ equity	$349,281	$337,227	$348,902

Vince Holding Corp. and Subsidiaries	Exhibit (3)
Summary of Rebecca Taylor Wind Down Charges
(Unaudited, amounts in thousands)

Three and Nine Months Ended October 29, 2022
Cost of products sold:
Inventory write-down	$6,696
Selling, general and administrative expenses:
Operating lease right-of-use asset accelerated amortization	2,152
Accelerated depreciation and amortization	1,062
Employee termination costs, net	556
Other advisory and liquidation costs	650
Total selling, general and administrative expenses	4,420
Total wind-down charges	$11,116